UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 29, 2024
Date of Report (date of earliest event reported)

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Glacier Point, Suite A San Rafael California	94901
(Address of Principal Executive Offices)	(Zip Code)

(510) 984-1761
Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
 ☐

Item 1.01         Entry into a Material Definitive Agreement

On August 29, 2024, Ekso Bionics Holdings, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC as underwriter (the “Underwriter”), pursuant to which the Company issued and sold, in a firm commitment underwritten public offering by the Company (the “Public Offering”), (i) 3,100,000 units, priced at a public offering price of $1.00 per unit, with each unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), one Series A warrant to purchase one share of Common Stock at an exercise price of $1.00 per share that expires on the fifth anniversary of the date of issuance (a “Series A Warrant”) and one warrant to purchase one share of Common Stock at an exercise price of $1.00 per share that expires on the first anniversary of the date of issuance (a “Series B Warrant”) and (ii) 2,900,000 pre-funded units, priced at a public offering price of $0.9990 per unit, with each pre-funded unit consisting of one pre-funded warrant to purchase one share of Common Stock at an exercise price of $0.001 per share (a “Pre-Funded Warrant,” and collectively with the Series A Warrants and the Series B Warrants, the “Warrants,” and the Warrants, collectively with the Common Stock, the “Securities”), one Series A Warrant and one Series B Warrant.

The units were not certificated and the shares of Common Stock, the Series A Warrants and the Series B Warrants comprising such units were immediately separable and were issued separately in the Public Offering. The pre-funded units were not certificated and the Pre-Funded Warrants, the Series A Warrants and the Series B Warrants comprising such pre-funded units were immediately separable and were issued separately in the Public Offering. The Securities were offered by the Company pursuant to the Registration Statement on Form S-1 (File No. 333-281081), which was initially filed with the Securities and Exchange Commission (the “Commission”) on July 29, 2024, amended on August 28, 2024 and declared effective by the Commission on August 29, 2024 (the “Registration Statement”).

On September 3, 2024, the Public Offering closed, and the Company issued and sold (i) 3,100,000 shares of Common Stock, (ii) Series A Warrants to purchase 6,000,000 shares of Common Stock, (iii) Series B Warrants to purchase 6,000,000 shares of Common Stock, and (iv) Pre-Funded Warrants to purchase 2,900,000 shares of Common Stock, pursuant to the Registration Statement and the Underwriting Agreement. The net proceeds to the Company, after deducting the underwriting discount and commissions and estimated offering expenses payable by the Company, were approximately $5.1 million.

Each Series A Warrant is exercisable at a price per share of Common Stock of $1.00, each Series B Warrant is exercisable at a price per share of Common Stock of $1.00 and each Pre-Funded Warrant is exercisable at a price per share of common stock of $0.001. Each Warrant is immediately exercisable. The exercise prices of the Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reorganizations or similar events affecting the Common Stock. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Common Stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. In addition, pursuant to the terms of the Underwriting Agreement, the Company has agreed to not sell any shares of Common Stock, or any securities convertible into or exercisable or exchangeable into shares of Common Stock, subject to certain exceptions, for a period of 90 days after the closing of the Public Offering without the prior written consent of the Underwriter. The Company has also agreed, subject to certain exceptions, not to enter into a Variable Rate Transaction (as defined in the Underwriting Agreement) for 180 days after the closing of the Public Offering. In addition, each of the Company’s executive officers and directors entered into a lock-up agreement providing that such person may not, subject to limited circumstances, sell or transfer any shares of Common Stock, or any securities convertible into or exercisable or exchangeable into shares of Common Stock for a period of 90 days after the closing of the Public Offering without the prior written consent of the Underwriter.

The foregoing summaries of the Underwriting Agreement, the Pre-Funded Warrant, the Series A Warrant and the Series B Warrant do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference. The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the parties.

Item 9.01         Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
1.1*	Underwriting Agreement dated as of August 29, 2024, by and between Ekso Bionics Holdings, Inc. and Craig-Hallum Capital Group LLC
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*         Exhibits and schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.
By:	/s/ Jerome Wong
Name:	Jerome Wong
Title:	Chief Financial Officer

Dated: September 3, 2024